UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2019

BAKER HUGHES, A GE COMPANY	BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17021 Aldine Westfield Road
Houston, Texas 77073
Registrant’s telephone number, including area code: (713)
 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BHGE	New York Stock Exchange
5.125% Senior Notes due 2040	-	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
Underwriting Agreement
On September 11, 2019, Baker Hughes, a GE company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with General Electric Company (“GE”), GE Oil & Gas US Holdings I, Inc., GE Holdings (US), Inc. and GE Oil & Gas US Holdings IV, Inc. (collectively, together with GE, the “GE Parties” or “Selling Stockholders”) and J.P. Morgan Securities LLC, as representative of the several underwriters listed in Schedule II thereto (the “Underwriters”), relating to an underwritten secondary public offering of 115 million shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of the Company being sold by the Selling Stockholders (the “Offering”). The Offering closed on September 16, 2019. Under the terms of the Underwriting Agreement, the Underwriters have a
30-day
option period to purchase up to 17.25 million additional shares of Class A common stock from the Selling Stockholders. The Underwriters exercised the option in full on September 12, 2019, and the option will close concurrently with the Offering on September 16, 2019.
The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Stockholders and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities.
The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form
8-K
and is incorporated herein by reference.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2019, Jamie S. Miller and James J. Mulva resigned from their positions as directors of the Company, effective as of such date. Each of Ms. Miller and Mr. Mulva was nominated by GE, and were elected as directors of the Company in accordance with that certain Stockholders’ Agreement, dated as of November 13, 2018, by and between the Company and GE (the “Stockholders’ Agreement”). As a result of the Offering, GE ceased to hold more than 50% of the voting power of all classes of the Company’s outstanding voting stock and was obligated to cause four of its director nominees to tender their resignations. Pursuant to the Stockholders Agreement, GE is still entitled to nominate one member of the Company’s board of directors. John G. Rice continues to serve on the Company’s board of directors as a nominee of GE. Lorenzo Simonelli and W. Geoffrey Beattie will continue to serve on the Company’s board of directors but not as GE designees.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 11, 2019, by and among Baker Hughes, a GE company, Selling Stockholders and J.P. Morgan Securities LLC.

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

101.SCH*	Inline XBRL Schema Document

101.CAL*	Inline XBRL Calculation Linkbase Document

101.LAB*	Inline XBRL Label Linkbase Document

101.PRE*	Inline XBRL Presentation Linkbase Document

101.DEF*	Inline XBRL Definition Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
*	Furnished herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: September 16, 2019	By:	/s/ Lee Whitley
Lee Whitley
Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: September 16, 2019	By:	/s/ Lee Whitley
Lee Whitley
Corporate Secretary